CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use  in this Registration Statement on Form SB-2 of our  report included herein dated  November 10, 2006, and SB-2/A  relating to the financial statements of  ESTORE OF N.Y.,  Inc., and to the reference to our firm under the caption “ Experts” in this Registration Statement.

/s/ Drakeford & Drakeford, LLC

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Drakeford & Drakeford,LLC

Certified Public Accountants

554 Duncan Road

Royston, Georgia 30662

November 29, 2006